Exhibit 10.5

LEASE EXTENSION

This Lease Extension is entered into as of March 1, 2011 by and between MILBURN, LLC (“Landlord”) and VERA BRADLEY, INC. (successor in interest to VERA BRADLEY DESIGNS, INC.) (“Tenant”).

Landlord and Tenant agree that the attached Lease for the real estate commonly known as 2208 Production Road, Fort Wayne, IN 46808 is extended upon the same terms and conditions for two (2) years from March 1, 2011 to February 28, 2013.

Dated: April 19, 2011 in Fort Wayne, Indiana.

	MILBURN, LLC		VERA BRADLEY, INC.

By:	/s/ P. Michael Miller	By:	/s/ David R. Traylor
	P. Michael Miller		David R. Traylor
	Member		Treasurer

“LANDLORD”		“TENANT”